                                           *** Text Omitted and Filed Separately
                                               Confidential Treatment Requested
                                               Under 17 C.F.R. Sections 200.80,
                                               200.83 and 230.406.

                                                                   EXHIBIT 10.44

                            STOCK PURCHASE AGREEMENT

                                     BETWEEN

                          SIGNAL PHARMACEUTICALS, INC.

                                       AND

                     THE DUPONT MERCK PHARMACEUTICAL COMPANY

                          SIGNAL PHARMACEUTICALS, INC.

                            STOCK PURCHASE AGREEMENT

            THIS STOCK PURCHASE AGREEMENT (the "Agreement") is made as of December __, 1997 by and between SIGNAL PHARMACEUTICALS, INC., a California corporation with its principal office at 5555 Oberlin Drive, San Diego, CA 92121 ("SIGNAL") and THE DUPONT MERCK PHARMACEUTICAL COMPANY, a Delaware general partnership with its principal office at DuPont Merck Plaza, Centre Road - Walnut Run, Wilmington, DE 19805 ("DPM").

                                    RECITALS

            WHEREAS, SIGNAL and DPM have entered into that certain Collaborative Research and License Agreement of even date herewith (the "Collaboration Agreement"); and

            WHEREAS, in connection with, and as a condition of DPM entering into, the Collaboration Agreement, SIGNAL desires to sell to DPM, and DPM desires to purchase from SIGNAL, shares of SIGNAL's capital stock, on the terms and subject to the conditions set forth in this Agreement.

            NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants and agreements contained herein, the parties hereto, intending to be legally bound, do hereby agree as follows:

1.          PURCHASE AND SALE OF SHARES.

            1.1 PURCHASE AND SALE OF MILESTONE SHARES. Subject to the terms and conditions hereof, upon SIGNAL's achievement of the milestone set forth in
Section 5.4.2 of the Collaboration Agreement (the "Milestone Closing Event"), DPM shall purchase from SIGNAL, and SIGNAL shall issue and sell to DPM, shares of SIGNAL's Preferred Stock (unless an IPO, as described below, has been completed, in which case such stock shall be Common Stock) having an aggregate value of [***] (the "Milestone Shares") at a purchase price (the "Milestone Share Price") which is equal to [***]; provided, however, that if such Milestone Closing Event occurs more than six (6) months following an equity purchase as described in (i) and (ii), then DPM will purchase the Milestone Shares at a


                                       1.


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
[***] and provided further, that in the event that SIGNAL has completed an initial public offering of its Common Stock (the "IPO") as of the Milestone Closing Event, the Milestone Shares shall be purchased at a Milestone Share Price equal to the average closing price per share for Common Stock of SIGNAL on the Nasdaq National Market (or any other national securities exchange on which the Common Stock of SIGNAL is then traded) for the thirty (30) trading days immediately preceding the Milestone Closing Date (as defined below). The rights, preferences and privileges of any SIGNAL Preferred Stock that may be issued to DPM under this Section 1.1 would be substantially the same as SIGNAL's Series D Preferred Stock, except that the applicable provisions regarding dividends, liquidation preference and conversion would reflect the original issue price of the shares issued to DPM.

            1.2 PURCHASE AND SALE OF IPO SHARES. Subject to the terms and conditions hereof, in the event that, at any time during the Research Term (as such term is defined in the Collaboration Agreement), SIGNAL completes its IPO in which SIGNAL realizes aggregate net proceeds in excess of $15 million, DPM shall purchase from SIGNAL, and SIGNAL shall issue and sell to DPM, shares of SIGNAL's Common Stock having an aggregate value of Two Million Dollars ($2,000,000) (the "IPO Shares") to be issued and sold in a private placement to close simultaneously with the completion of the IPO at the price per share to the public in the IPO.

2.          CLOSING DATE; DELIVERY.

            2.1 MILESTONE CLOSING. Subject to the terms of Section 5, the closing of the sale and purchase of the Milestone Shares under this Agreement (the "Milestone Closing") shall be held on the date specified by the parties within thirty (30) days after the Milestone Closing Event (the "Milestone Closing Date") at the offices of Cooley Godward LLP ("Cooley Godward"), 4365 Executive Drive, Suite 1100, San Diego, California, or at such time and place as SIGNAL and DPM may agree.

            2.2 IPO CLOSING. Subject to the terms of Section 5, the closing of the sale and purchase of the IPO Shares under this Agreement (the "IPO Closing") shall be held at the time and date of the completion of the IPO (the "IPO Closing Date") at the offices of Cooley Godward, 4365 Executive Drive, Suite 1100, San Diego, California, or at such time and place as SIGNAL and DPM may agree.

            2.3 DELIVERY. At the IPO Closing and, if applicable, the Milestone Closing, subject to the terms and conditions hereof, SIGNAL shall deliver to DPM a stock certificate, registered in the name of DPM, representing, respectively, the IPO Shares and the Milestone Shares, dated as of the IPO Closing Date and the Milestone Closing Date, respectively, against payment of the purchase price therefor by wire transfer, unless other means of payment shall have been agreed upon by SIGNAL and DPM.


                                       2.


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3.          REPRESENTATIONS AND WARRANTIES OF SIGNAL.

            Subject to and except as disclosed by SIGNAL in the Schedule of Exceptions attached hereto as Exhibit A, SIGNAL hereby represents and warrants to DPM as follows:

            3.1 ORGANIZATION, GOOD STANDING AND QUALIFICATION. SIGNAL is a corporation duly organized, validly existing and in good standing under the laws of the State of California and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted. SIGNAL is duly qualified to transact business and is in good standing in each jurisdiction in which the failure so to qualify would have a material adverse effect on its business or properties.

            3.2 AUTHORIZATION. All corporate action on the part of SIGNAL, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement has been taken. SIGNAL has the requisite corporate power to enter into this Agreement and carry out and perform its obligations under the terms of this Agreement. At the IPO Closing and the Milestone Closing, SIGNAL will have the requisite corporate power to sell the IPO Shares and the Milestone Shares, respectively, to be sold at each such Closing.

            3.3 DUE EXECUTION. This Agreement has been duly authorized, executed and delivered by SIGNAL and, upon due execution and delivery by DPM, this Agreement will be a valid and binding agreement of SIGNAL, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally or by equitable principles.

            3.4 NO CONFLICT WITH OTHER INSTRUMENTS. The execution, delivery and performance of this Agreement will not result in any violation of, be in conflict with, or constitute a default under, with or without the passage of time or the giving of notice: (a) any provision of SIGNAL's Articles of Incorporation, as amended, or Bylaws; (b) any provision of any judgment, decree or order to which SIGNAL is a party or by which it is bound; (c) any material contract or agreement to which SIGNAL is a party or by which it is bound; or (d) any statute, rule or governmental regulation applicable to SIGNAL.

            3.5 ARTICLES OF INCORPORATION; BYLAWS. SIGNAL has delivered to DPM true, correct and complete copies of the Articles of Incorporation and Bylaws of SIGNAL, as in effect on the date hereof.

            3.6 CAPITALIZATION.

                      (a) The authorized capital stock of SIGNAL consists, or will consist prior to the Milestone Closing, of:


                                       3.

                           (i) 24,453,931 shares of Preferred Stock (the
"Preferred Stock"), of which 2,626,892 shares have been designated Series A Preferred Stock, all of which are issued and outstanding, of which 2,875,000 shares have been designated Series B Preferred Stock, all of which are issued and outstanding, of which 8,791,433 shares have been designated Series C Preferred Stock, of which 8,791,432 are issued and outstanding, of which 250,000 shares have been designated Series C-1 Preferred Stock, all of which are subject to issued and outstanding warrants, of which 732,601 shares have been designated Series D Preferred Stock, all of which are issued and outstanding, of which 6,455,493 shares have been designated Series E Preferred Stock, all of which are issued and outstanding, and of which 2,722,513 shares have been designated Series F Preferred Stock, all of which are issued and outstanding. The rights, privileges and preferences of the Series A, Series B, Series C, Series C-1, Series D, Series E and Series F Preferred Stock will be as stated in the Company's Amended and Restated Articles of Incorporation.

                           (ii) 35,000,000 shares of common stock ("Common
Stock"), of which 2,481,014 shares are issued and outstanding.

                           (iii) Except for (A) the conversion privileges of the
Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series C-1 Preferred Stock, the Series D Preferred Stock, the Series E Preferred Stock and the Series F Preferred Stock, (B) 2,500,000 shares of Common Stock reserved for issuance pursuant to the Company's 1993 Stock Option Plan, of which 1,428,225 shares are subject to outstanding options and of which 1,015,014 shares are issued and outstanding, (C) 550,000 shares of Common Stock reserved for issuance pursuant to the Company's 1993 Founders' Stock Option Plan, 159,000 of which are subject to outstanding options and of which 373,000 shares are issued and outstanding, and (D) 1,000,000 shares of Common Stock reserved for issuance pursuant to the Company's 1997 Stock Option Plan, of which 774,870 shares are subject to outstanding options and 2,500 of which are issued and outstanding, there are not outstanding any options, warrants, rights (including conversion or preemptive rights) or agreements for the purchase or acquisition from the Company of any shares of its capital stock. The Company is not a party or subject to any agreement or understanding, and, to the Company's knowledge, there is no agreement or understanding between any persons and/or entities, which affects or relates to the voting or giving of written consents with respect to any security or by a director of the Company.

                      (b) In the event of an IPO, SIGNAL will update the capitalization information set forth in subsection (a) above.

            3.7 VALID ISSUANCE OF SHARES. The IPO Shares, and the Milestone Shares, when issued, sold and delivered in accordance with the terms hereof for the consideration set forth herein, will be duly authorized, validly issued, fully paid and nonassessable and,


                                       4.

based in part upon the representations of DPM in this Agreement, will be issued in compliance with all applicable federal and state securities laws.

            3.8 ABSENCE OF LITIGATION. There is no action, suit, proceeding nor, to the best of its knowledge, any investigation pending or currently threatened against SIGNAL that questions the validity of this Agreement or the Collaboration Agreement.

            3.9 GOVERNMENTAL CONSENTS. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state, local or provincial governmental authority on the part of SIGNAL is required in connection with the consummation of the transactions contemplated by this Agreement, except for notices required or permitted to be filed with certain state and federal securities commissions after the IPO Closing and the Milestone Closing, which notices will be filed on a timely basis.

            3.10 FINANCIAL INFORMATION. SIGNAL has provided to DPM audited financial statements (balance sheet and statement of operations) of SIGNAL as of and for the year ended December 31, 1996, and unaudited financial statements as of and for the nine-month period ended September 30, 1997 ("Financial Statements"). The Financial Statements have been prepared in accordance with generally accepted accounting principles consistently applied and fairly represent the financial position and operational results of SIGNAL as of the dates thereof.

4.          REPRESENTATIONS AND WARRANTIES OF DPM.

            DPM hereby represents and warrants to SIGNAL as follows:

            4.1 ORGANIZATION, GOOD STANDING AND QUALIFICATION. DPM is a general partnership duly formed and validly existing under the laws of the State of Delaware and has all requisite partnership power and authority to carry on its business as now conducted and as proposed to be conducted. DPM is duly qualified to transact business and is in good standing in each jurisdiction in which the failure so to qualify would have a material adverse effect on its business or properties.

            4.2 AUTHORIZATION. DPM has the requisite partnership power to enter into this Agreement, to carry out and perform its obligations under the terms of this Agreement and, at the IPO Closing and the Milestone Closing, will have the requisite partnership power to purchase the IPO Shares and the Milestone Shares, respectively, to be purchased at each such Closing.

            4.3 DUE EXECUTION. This Agreement has been duly authorized, executed and delivered by DPM, and, upon due execution and delivery by SIGNAL, this Agreement will be a valid and binding agreement of DPM, enforceable in accordance with its terms,


                                       5.


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except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally or by equitable principles.

            4.4 INVESTMENT REPRESENTATIONS.

                      (a) DPM is acquiring the IPO Shares and the Milestone Shares for its own account, not as nominee or agent, for investment and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act of 1933, as amended (the "Securities Act"). By executing this Agreement, DPM further represents that it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person, with respect to any of the IPO Shares or the Milestone Shares.

                      (b) DPM understands that (x) the IPO Shares and the Milestone Shares have not been registered under the Securities Act by reason of a specific exemption therefrom, that such securities must be held by it indefinitely and that DPM must, therefore, bear the economic risk of such investment indefinitely, unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration; (y) each certificate representing the IPO Shares and the Milestone Shares will be endorsed with the following legends:

                           (i) THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER
THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

                           (ii) Any legend required to be placed thereon under
applicable state securities laws;

and (z) SIGNAL will instruct any transfer agent not to register the transfer of either the IPO Shares (or any portion thereof) or the Milestone Shares (or any portion thereof) unless the conditions specified in the foregoing legends are satisfied, until such time as a transfer is made, pursuant to the terms of this Agreement, and in compliance with Rule 144 or pursuant to a registration statement or, if the opinion of counsel referred to above is to the further effect that such legend is not required in order to establish compliance with any provisions of the Securities Act or this Agreement.

                      (c) DPM has been furnished with all information it considers necessary or appropriate for deciding whether to purchase the IPO Shares and the Milestone Shares. DPM has been afforded the opportunity to ask questions and receive answers from


                                       6.

SIGNAL regarding the terms and conditions of the offering of the IPO Shares and the Milestone Shares.

                      (d) DPM is an investor in securities of companies in the development stage and acknowledges that it can bear the economic risk of its investment and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the IPO Shares and the Milestone Shares.

                      (e) DPM is an "accredited investor" as such term is defined in Rule 501 of the General Rules and Regulations prescribed by the Securities and Exchange Commission pursuant to the Securities Act, and DPM was not formed for the specific purpose of acquiring the IPO Shares or the Milestone Shares.

5.          CONDITIONS TO CLOSING.

            5.1 CONDITIONS TO OBLIGATIONS OF DPM AT CLOSING. DPM's obligation to purchase the IPO Shares at the IPO Closing and the Milestone Shares at the Milestone Closing is subject to the fulfillment to DPM's satisfaction, on or prior to the IPO Closing or the Milestone Closing, as applicable, of all of the following conditions, any of which may be waived by DPM:

                      (a) REPRESENTATIONS AND WARRANTIES TRUE; PERFORMANCE OF OBLIGATIONS. The representations and warranties made by SIGNAL in Section 3 hereof, as modified by the Schedule of Exceptions, shall be true and correct in all material respects on the dates of the IPO Closing or the Milestone Closing, as applicable, with the same force and effect as if they had been made on and as of said dates; provided, however, that the Schedule of Exceptions and the representations and warranties shall be modified as required to reflect changes occurring between the date hereof and the date of the IPO Closing or Milestone Closing, as applicable; provided, further, that, in the event that any modification to the Schedule of Exceptions or the representations and warranties (excluding the representations and warranties set forth in Sections 3.6, 3.8 and 3.10) necessary to make such representations and warranties true and correct in all material respects on the date of the IPO Closing and the Milestone Closing shall be indicative of a materials adverse change in the business, financial condition, operations, property or affairs of SIGNAL, the condition to closing set forth in this Section 5.1(a) shall be deemed to be unsatisfied and DPM shall have no obligation to purchase the IPO Shares or the Milestone Shares, as the case may be. SIGNAL shall have performed and complied with all obligations and conditions herein required to be performed or complied with by it on or prior to the IPO Closing or the Milestone Closing, as applicable. A certificate duly executed by an officer of SIGNAL, to the effect of the foregoing, shall be delivered to DPM on the IPO Closing or the Milestone Closing, as applicable.


                                       7.

                      (b) PROCEEDINGS AND DOCUMENTS. All corporate and other proceedings of SIGNAL in connection with the transactions contemplated at the IPO Closing or Milestone Closing, as applicable, and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to DPM, and DPM shall have received all such counterpart originals or certified or other copies of such documents as it may reasonably request.

                      (c) OPINION OF SIGNAL'S COUNSEL. DPM shall have received an opinion dated as of the IPO Closing Date or the Milestone Closing Date, as applicable from Cooley Godward LLP, counsel to SIGNAL, in the form attached hereto as Exhibit B.

            5.2 CONDITIONS TO OBLIGATIONS OF SIGNAL. SIGNAL's obligation to issue and sell the IPO Shares at the IPO Closing and, if applicable, the Milestone Shares at the Milestone Closing is subject to the fulfillment to SIGNAL's satisfaction, on or prior to the IPO Closing or the Milestone Closing, as applicable, of the following conditions, any of which may be waived by
SIGNAL:

                      (a) REPRESENTATIONS AND WARRANTIES TRUE; PERFORMANCE OF OBLIGATIONS. The representations and warranties made by DPM in Section 4 hereof shall be true and correct in all material respects on the dates of the IPO Closing and the Milestone Closing, as applicable, with the same force and effect as if they had been made on and as of said dates; provided, however, that the representations and warranties shall be modified as required to reflect changes occurring between the date hereof and the date of the IPO Closing or Milestone Closing, as applicable; provided, further, that, in the event that any modification to the representations and warranties necessary to make the representations and warranties true and correct in all material respects on the dates of the IPO Closing and the Milestone Closing shall be indicative of a material adverse change in the ability of DPM to consummate the transactions contemplated hereby, the condition to closing set forth in this Section 5.2(a) shall be deemed to be unsatisfied and SIGNAL shall have no obligation to issue and sell the IPO Shares or the Milestone Shares, as the case may be. DPM shall have performed and complied with all obligations and conditions herein required to be performed or complied with by it on or prior to the IPO Closing or the Milestone Closing, as applicable. A certificate duly executed by an officer of DPM, to the effect of the foregoing, shall be delivered to SIGNAL on the IPO Closing or the Milestone Closing, as applicable.

                      (b) PROCEEDINGS AND DOCUMENTS. All partnership and other proceedings of DPM in connection with the transactions contemplated at the IPO Closing or Milestone Closing, as applicable, and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to SIGNAL, and


                                       8.

SIGNAL shall have received all such counterpart originals or certified or other copies of such documents as it may reasonably request.

                      (c) PAYMENT OF PURCHASE PRICE. DPM shall have tendered delivery of the purchase price for the IPO Shares specified in Section 1.2 at the IPO Closing or the purchase price for the Milestone Shares specified in
Section 1.1 at the Milestone Closing by wire transfer to account number 4734-943186 at Wells Fargo Bank, 401 B Street, Suite 2201, San Diego, California 92101 (ABA# 121000248) or such other account as SIGNAL shall indicate by written notice to DPM.

6.          ADDITIONAL AGREEMENTS.

            6.1 STANDSTILL PROVISION. From and after the date of the first to occur of the IPO Closing or the Milestone Closing, DPM shall not, and shall cause its affiliates not to, in any manner, singly or as part of a partnership, limited partnership, syndicate or other "Group" (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Securities Exchange Act")), directly or indirectly, acquire, or offer or agree to acquire, record ownership or beneficial ownership of any shares of capital stock of SIGNAL, any securities convertible into or exchangeable for capital stock or any other right to acquire capital stock from SIGNAL or any other person, without the prior written consent of SIGNAL; provided, however, that this clause shall not apply to (i) the IPO Shares and the Milestone Shares, (ii) any securities issued with respect to the IPO Shares and the Milestone Shares pursuant to a stock split, stock dividend, recapitalization or reclassification and (iii) any securities obtained or purchased by DPM pursuant to rights set forth in this Agreement. This Section 6.1 shall terminate as to the IPO Shares and the Milestone Shares ten (10) years from the IPO Closing Date and the Milestone Closing Date, respectively.

            6.2 MARKET STAND-OFF PROVISION. DPM agrees that, during the period of duration specified by SIGNAL and an underwriter of Common Stock or other securities of SIGNAL following the effective date of a registration statement of SIGNAL filed under the Securities Act (which period shall not exceed 180 days), DPM shall not, to the extent requested by SIGNAL, directly or indirectly sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of any securities of SIGNAL held by it at any time during such period. In order to enforce the provisions of this Section 6.2, SIGNAL may impose stop-transfer instructions with respect to the securities held by DPM that are subject to the foregoing restriction until the end of such period.


                                       9.

7.          REGISTRATION RIGHTS.

            7.1 CERTAIN DEFINITIONS. When used in this Section 7 of this Agreement, the following terms shall have the following respective meanings:

            "COMMISSION" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

            "FORM S-3" shall mean Form S-3 under the Securities Act as in effect on the date of this Agreement, or any substantially similar, equivalent or successor form under the Securities Act.

            "HOLDER" shall mean DPM or any transferee of registration rights under Section 7.9 hereof who then holds any outstanding Registrable Securities.

            The terms "REGISTER," "REGISTERED" and "REGISTRATION" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

            "REGISTRABLE SECURITIES" means: (i) the Milestone Shares, if such shares are Common Stock of SIGNAL (or, if the Milestone Shares are shares of Preferred Stock of SIGNAL, the shares of SIGNAL Common Stock issued or issuable upon conversion of the Milestone Shares); (ii) the IPO Shares; and (iii) shares of SIGNAL Common Stock issued in respect of the shares of Common Stock referred to under the foregoing clauses (i) and (ii) by reason of any stock split, stock dividend, recapitalization or similar event which have not been sold to the public.

            "REGISTRATION EXPENSES" shall mean all expenses incurred by SIGNAL in complying with Sections 7.2 and 7.3 hereof, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel, blue sky fees and expenses, and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of SIGNAL which shall be paid in any event by SIGNAL).

            "SELLING EXPENSES" shall mean all underwriting discounts and selling commissions applicable to the applicable sale.

            7.2 COMPANY REGISTRATION.

                      (a) If, at any time or from time to time, SIGNAL shall determine to register any of its securities, either for its own account or the account of a security holder or holders exercising their respective demand registration rights, other than a registration relating solely to employee benefit plans on Form S-8 or similar forms which may be


                                       10.

promulgated in the future or a registration on Form S-4 or similar forms which may be promulgated in the future relating solely to a Commission Rule 145 or similar transaction, SIGNAL will (i) promptly give to each Holder written notice thereof and (ii) include in such registration (and any related qualification under Blue Sky laws or other compliance), and in any underwriting involved therein, all Registrable Securities of such Holders as specified in a written request or requests made within 15 days after receipt of such written notice from SIGNAL.

                      (b) If the registration of which SIGNAL gives notice is for a registered public offering involving an underwriting, SIGNAL shall so indicate in the notice given pursuant to Section 7.2(a). In such event the right of any Holder to registration pursuant to this Section 7.2 shall be conditioned upon such Holder's agreeing to participate in such underwriting and in the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with SIGNAL and the other holders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by SIGNAL or by other holders exercising any demand registration rights. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to SIGNAL and the underwriter. Any securities excluded or withdrawn from such underwriting shall be withdrawn from such registration. Notwithstanding any other provision of this Section 7.2, if the underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the underwriter may exclude some or all of the shares of Registrable Securities from such registration and underwriting; provided, however, that there shall first be excluded shares proposed to be included by holders not possessing legal rights to include the same pursuant to this Section
7.2 or any similar provision.

            7.3 FORM S-3 REGISTRATION RIGHTS. After the IPO, SIGNAL shall use its best efforts to qualify for registration on Form S-3, and to that end SIGNAL shall use its best efforts to comply with the reporting requirements of the Securities Exchange Act of 1934, as amended (the "EXCHANGE Act"), within twelve
(12) months following the effective date of the IPO. After SIGNAL has qualified for the use of Form S-3, and subject to the provisions of Section 7.10, each Holder shall have the right to request registrations on Form S-3 (such requests shall be in writing and shall state the number of shares of Registrable Securities to be disposed of and the intended method of disposition of such shares by each such Holder), subject only to the following limitations:

                      (a) SIGNAL shall not be obligated to cause a registration on Form S-3 to become effective prior to one hundred eighty (180) days following the effective date of a SIGNAL-initiated registration (other than a registration effected solely to qualify an employee benefit plan or to effect a business combination pursuant to Rule 145);


                                       11.

                      (b) SIGNAL shall not be required to effect a registration pursuant to this Section 7.3 unless the Holder or Holders requesting such a registration propose to dispose of shares of Registrable Securities having an aggregate disposition price (before deduction of underwriting discounts and expenses of sale) of at least $1,000,000;

                      (c) SIGNAL shall not be required to effect a registration pursuant to this Section 7.3 if SIGNAL shall furnish to the requesting Holders a certificate signed by the President of SIGNAL stating that in the good faith judgment of the Board of Directors of SIGNAL it would be seriously detrimental to SIGNAL or its stockholders for the registration statement to be filed at the date filing would be required, in which case SIGNAL shall have an additional period of not more than one hundred twenty (120) days within which to file such registration statement; provided, however, that SIGNAL shall not use this right more than once in any twelve (12) month period; and

                      (d) SIGNAL shall not be required to effect a registration pursuant to this Section 7.3 more often than once in any twelve (12) month period.

            SIGNAL shall give notice to all Holders of the receipt of a request for registration pursuant to this Section 7.3 and shall use its best efforts to cause all Registrable Securities that such Holders have requested, within 15 days after receipt of such written notice, be registered in accordance with this
Section 7.3 to be registered under the Securities Act. Subject to the foregoing, SIGNAL will use its best efforts to effect promptly any registration pursuant to this Section 7.3.

            7.4 EXPENSES OF REGISTRATION. All Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to Sections 7.2 and 7.3 (exclusive of Selling Expenses but inclusive of the reasonable fees and expenses of any special counsel to the selling Holders) shall be borne by SIGNAL. All Selling Expenses incurred in connection with any registrations hereunder shall be borne by the holders of the securities registered pro rata on the basis of the number of shares registered.

            7.5 REGISTRATION PROCEDURES. In the case of each registration, qualification or compliance effected by SIGNAL pursuant to this Section 7, SIGNAL will keep each Holder advised in writing as to the initiation of each registration, qualification and compliance and as to the completion thereof. At its expense SIGNAL will:

                      (a) Keep such registration, qualification or compliance effective for a period of one hundred twenty (120) days or until the Holder or Holders have completed the distribution described in the registration statement relating thereto, whichever first occurs;


                                       12.

                      (b) Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement;

                      (c) Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them;

                      (d) Use its reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that SIGNAL shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;

                      (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement; and

                      (f) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

            7.6 INDEMNIFICATION. In the event any Registrable Securities are included in a registration statement under Section 7.2 or 7.3:

                      (a) To the extent permitted by law, SIGNAL will indemnify each Holder, each of its officers, directors and partners, and each person controlling such Holder within the meaning of Section 15 of the Securities Act, with respect to which registration, qualification or compliance has been effected pursuant to this Section 7, and each underwriter, if any, and each person who controls any underwriter within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages and liabilities (or actions in respect thereof), including any of the foregoing incurred in


                                       13.

settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by SIGNAL of any rule or regulation promulgated under the Securities Act applicable to SIGNAL and relating to action or inaction required of SIGNAL in connection with any such registration, qualification or compliance, and will reimburse each such Holder, each of its officers and directors and partners, and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action; provided, however, that the indemnity agreement set forth in this Section 7.6(a) shall not apply to amounts paid in settlement of any such claim, loss damage, liability or action if such settlement is effected without the consent of SIGNAL, which consent shall not be unreasonably withheld; provided further, that SIGNAL will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to SIGNAL by an instrument duly executed by such Holder or underwriter and stated to be specifically for use therein.

                      (b) To the extent permitted by law, each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify SIGNAL, each of its directors and officers, each underwriter, if any, of SIGNAL's securities covered by such a registration statement, each person who controls SIGNAL or such underwriter within the meaning of Section 15 of the Securities Act, and each other such Holder, each of its officers and directors and partners and each person controlling such Holder within the meaning of
Section 15 of the Securities Act, against all expenses, claims, losses, damages and liabilities (or actions in respect thereof) including any of the foregoing incurred in settlement of any litigation commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading, or any violation by SIGNAL of any rule or regulation promulgated under the Securities Act applicable to SIGNAL in connection with any such registration, qualification, or compliance, and will reimburse


                                       14.

SIGNAL, such Holders, such directors, officers, partners, persons, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigation, preparing or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to SIGNAL by an instrument duly executed by such Holder and stated to be specifically for use therein; provided, however, that the indemnity agreement set forth in this Section 7.6(b) shall not apply to amounts paid in settlement of any such claim, loss, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided further, that the obligations of such Holders hereunder shall be limited to an amount equal to the proceeds to each such Holder of Registrable Securities sold as contemplated herein.

                      (c) Each party entitled to indemnification under this
Section 7.6 (the "INDEMNIFIED PARTY") shall give notice to the party required to provide indemnification (the "INDEMNIFYING PARTY") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at its own expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 7.6 unless such failure resulted in actual detriment to the Indemnifying Party. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party a release from all liability in respect of such claim or litigation.

                      (d) If the indemnification provided for in this Section
7.6 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage, or expense referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by


                                       15.

reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

                      (e) The obligations of SIGNAL and Holders under this
Section 7.6 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 7 and otherwise.

            7.7 INFORMATION BY HOLDER. The Holder or Holders of Registrable Securities included in any registration shall furnish to SIGNAL such information as SIGNAL may request in writing regarding such Holder or Holders and the distribution proposed by such Holder or Holders and as shall be required in connection with any registration, qualification or compliance referred to in this Section 7.

            7.8 RULE 144 REPORTING. With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Registrable Securities to the public without registration, after such time as a public market exists for the Common Stock of SIGNAL, SIGNAL agrees to:

                      (a) Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the effective date of the first registration under the Securities Act filed by SIGNAL for an offering of its securities to the general public;

                      (b) File with the Commission in a timely manner all reports and other documents required of SIGNAL under the Securities Exchange Act at any time after it has become subject to such reporting requirements; and

                      (c) So long as a Holder owns any Registrable Securities, to furnish to such Holder forthwith upon request a written statement by SIGNAL as to its compliance with the reporting requirements of said Rule 144 (at any time after 90 days after the effective date of the first registration statement filed by SIGNAL for an offering of its securities to the general public) and of the Securities Act and the Securities Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of SIGNAL, and such other reports and documents of SIGNAL as a Purchaser may reasonably request in availing itself of any rule or regulation of the Commission allowing a Purchaser to sell any such securities without registration.

            7.9 TRANSFER OF REGISTRATION RIGHTS. The rights to cause SIGNAL to register securities granted under Sections 7.2 and 7.3 may be assigned or otherwise conveyed to a


                                       16.

transferee or assignee of Registrable Securities, who shall be considered a "HOLDER" for purposes of this Section 7, provided that (a) SIGNAL is given written notice by such Holder at the time of or within a reasonable time (but not more than thirty (30) days) after said transfer, stating the name and address of said transferee or assignee and identifying the securities with respect to which such registration rights are being assigned and (b) the transferee acquires at least 50,000 Shares in a private transaction.

            7.10 TERMINATION OF REGISTRATION RIGHTS. The registration rights granted pursuant to this Section 7 shall terminate (i) upon the third anniversary of the effective date of the IPO or (ii) as to any particular Holder, at such time after the IPO as all Registrable Securities held by such Holder can be sold without compliance with the registration requirements of the Securities Act pursuant to Rule 144 (including Rule 144(k)) promulgated thereunder.

8.          MISCELLANEOUS.

            8.1 WAIVER. Except as specifically provided for herein, the waiver from time to time by either of the parties of any of their rights or their failure to exercise any remedy shall not operate or be construed as a continuing waiver of same or of any other of such party's rights or remedies provided in this Agreement.

            8.2 NOTICES. Any notices or communications provided for in this Agreement to be made by either of the parties to the other shall be in writing, in English, and shall be made by prepaid air mail with return receipt addressed to the other at its address set forth above. Any such notice or communication may also be given by hand, or facsimile to the appropriate designation. Either party may by like notice specify an address to which notices and communications shall thereafter be sent. Notices sent by mail, facsimile or cable shall be effective upon receipt and notices given by hand shall be effective when delivered.

            8.3 GOVERNING LAW. This Agreement shall be governed by the laws of the State of California, as such laws are applied to contracts entered into and to be performed within such state.

            8.4 DISPUTE RESOLUTION. Disputes arising under this Agreement shall be resolved in accordance with Article 12 of the Collaboration Agreement.

            8.5 ENTIRE AGREEMENT. This Agreement and the Collaboration Agreement between the parties of even date herewith set forth all of the covenants, promises, agreements, warranties, representations, conditions and understandings between the parties hereto and supersede and terminate all prior agreements and understanding between the parties. There are no covenants, promises, agreements, warranties, representations conditions or understandings, either oral or written, between the parties


                                       17.

other than as set forth herein and therein. No subsequent alteration, amendment, change or addition to this Agreement shall be binding upon the parties hereto unless reduced to writing and signed by the respective authorized officers of the parties.

            8.6 SEVERABILITY. If any term, covenant or condition of this Agreement or the application thereof to any party or circumstance shall, to any extent, be held to be invalid or unenforceable, then (a) the remainder of this Agreement, or the application of such term, covenant or condition to parties or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term, covenant or condition of this Agreement shall be valid and be enforced to the fullest extent permitted by law; and (b) the parties hereto covenant and agree to renegotiate any such term, covenant or application thereof in good faith in order to provide a reasonably acceptable alternative to the term, covenant or condition of this Agreement or the application thereof that is invalid or unenforceable, it being the intent of the parties that the basic purposes of this Agreement are to be effectuated.

            8.7 ASSIGNMENT.

                      (a) Notwithstanding any provision of this Agreement to the contrary, either party may assign any of its rights or obligations under this Agreement in any country to any Affiliates; provided, however, that such assignment shall not relieve the assigning party of its responsibilities for performance of its obligations under this Agreement.

                      (b) Either party may also assign its rights or obligations under this Agreement in connection with the sale of all or substantially all of its assets, or otherwise with the prior written consent of the other party. This Agreement shall survive any merger of either party with or into another party and no consent for a merger or similar reorganization shall be required hereunder.

                      (c) This Agreement shall be binding upon and inure to the benefit of the successors and permitted assigns of the parties. Any assignment not in accordance with this Agreement shall be void.

            8.8 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

            8.9 BROKERS OR FINDERS. Each party represents that it neither is nor will be obligated for any broker's or finder's fees or commissions in connection with this transaction. SIGNAL agrees to indemnify, defend and hold harmless DPM from and against any and all claims, actions, damages, costs and expenses arising from any claim of entitlement to any such fee or similar payment from SIGNAL in connection with this


                                       18.

transaction. DPM agrees to indemnify, defend and hold harmless SIGNAL from and against any and all claims, actions, damages, costs and expenses arising from any claim of entitlement to any such fee or similar payment from DPM in connection with this transaction.


                                       19.

            IN WITNESS WHEREOF, the parties have executed this Agreement in duplicate originals by their proper officers as of the date and year first above written.

THE DUPONT MERCK PHARMACEUTICAL COMPANY

By:  [SIG]
   -------------------------------

Title:  President & CEO
      ----------------------------


SIGNAL PHARMACEUTICALS, INC.

By:  [SIG]
   -------------------------------

Title:   Pres/CEO
      ----------------------------


                                       20.